UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     June 10, 1996


                           HEART LABS OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)




         FLORIDA                        0-20356                    65-0158479
(State or other jurisdiction      (Commission file no.)        (IRS Employer Id
    of incorporation)                                                Number)


        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   561-737-2227

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On June 10, 1996, McGladrey and Pullen, LLP ("McGladrey") resigned as the Company's independent auditor and advised the Company that it lacked the internal controls necessary for the development of reliable financial statements and that McGladrey was no longer willing to rely on management's representations.

         McGladrey based this statement on the fact that there was a material weakness in the internal control structure of the Company relating to the documentation of agreements and decisions made by the Board of Directors and that written documentation that had been furnished to it during the course of the audit had been subsequently modified and that some events had occurred that had not been documented at all. Due to the modifications and new information provided by management, McGladrey was required to reevaluate the accounting for a significant transaction. This transaction could have materially impacted the fairness or reliability of the financial statements. McGladrey was also required to extend the scope of their audit from the original date field work ended of April 5, 1996 to such date as they would have substantially reviewed and evaluated all significant audit issues. This also required them to extend their subsequent event audit procedures to the new audit date and required an updated response to legal confirmations.

         Despite the Company's best efforts to furnish additional information that would allow McGladrey to resolve the inconsistencies and complete the audit, McGladrey was not able to reconcile the evidential matter obtained during the course of their audit with management's representations concerning certain events and transactions and the manner in which those events and transactions had been reflected in the Company's financial statements.

         The Company does not agree with McGladrey's findings or the reasons for its resignation.


         During the 1995 audit, there were no disagreements between the Registrant and McGladrey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey and Pullen, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         Since McGladrey and Pullen, LLP was retained in February 1996 and never completed an audit for the Company, they did not issue any reports on the financial statements for either of the past two years and therefore no report contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

         The Registrant has requested McGladrey and Pullen, LLP to provide the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304 (a) of Regulation S-K. The Company will file this letter as an exhibit to Form 8-K/A within two day receipt or within 10 business days after the filing of this report.

         On June 13, 1996, the Registrant engaged the services of Grant-Schwartz Associates, CPA's. The Registrant has authorized McGladrey and Pullen, LLP to fully to respond to any and all inquiries of the successor accountant.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Heart Labs of America, Inc.


                                                 By: /s/ DAWN M. DRELLA
                                                         Dawn M. Drella
June 14, 1996                                            Chief Financial Officer